Spark Networks(R) Reports First Quarter Financial Results

LOS ANGELES, CA -- (Marketwired - May 12, 2014) - Spark Networks, Inc. (NYSE MKT: LOV)

  Christian Networks contribution improved 83% Y/Y
  Total contribution(1) grew 15% Y/Y
  Christian Networks advertising revenue grew 28% Y/Y

Spark Networks, Inc. (NYSE MKT: LOV), a leader in creating niche-focused brands that build and strengthen the communities they serve, today reported financial results for the first quarter ended March 31, 2014.

Financial Highlights

                                                 Q1 2013         Q1 2014
                                             --------------  --------------
Revenue                                      $ 17.3 Million  $ 16.6 Million
Contribution Margin(2)                                   26%             31%
Net Loss                                     $  2.9 Million  $  2.9 Million
Net Loss Per Share                           $         0.14  $         0.12

Management Commentary

"We are pleased with our first quarter results that clearly demonstrate the value being created by the successful execution of our strategic plan. After reaching critical mass in subscribers and building ChristianMingle into the undisputed leader in Christian dating, we are now focused on driving greater efficiencies and profitability," said Greg Liberman, Spark Networks' Chairman and Chief Executive Officer.

"Our focus on realizing the operating leverage inherent in our business model yielded significant benefits in the first quarter. Company-wide contribution grew 15% to hit its highest mark in nearly three years, largely driven by an 83% improvement in contribution in our Christian Networks business. That improvement was driven by increases in marketing efficiency, growth in our winback and renewal subscriber bases and a 28% increase in Christian Networks' advertising revenue. As we focus on driving further efficiencies in the business, we expect our profitability to continue to improve.

"Additionally, as we focus on high growth opportunities in adjacent markets, we are especially excited about the early success we are seeing in our media business. Not only is it starting to generate cash for us, but the continued expansion of our media-focused assets demonstrates the further potential to leverage our Christian platform to scale beyond dating and into the $4-plus billion Christian commerce market."

Financial Results

Revenue in the first quarter of 2014 was $16.6 million, a decrease of 4% compared to the year ago period, and a 3% decrease compared to the prior quarter.

Contribution in the first quarter of 2014 was $5.2 million, an increase of 15% compared to the year ago period, and a 22% increase compared to the prior quarter. An 83% and 82% increase in Christian Networks contribution for the year ago and prior quarter periods, respectively, drove the gains in total company contribution.

Total cost and expenses in the first quarter of 2014 were $19.4 million, a decrease of 4% compared to the year ago period, and a decrease of 6% compared to the prior quarter. The decrease in expenditures during the first quarter of 2014 is largely attributed to a reduction in Christian Networks direct marketing expense.

Net loss in the first quarter of 2014 was $2.9 million, or $0.12 per share, compared to a net loss of $2.9 million, or $0.14 per share, in the year ago period and a net loss of $3.5 million or $0.15 per share in the prior quarter.

Adjusted EBITDA(3) in the first quarter of 2014 was a loss of $2.1 million, an improvement of 7% compared to the year ago period and a 26% improvement compared to the prior quarter.

Total average paying subscribers(4) in the first quarter of 2014 were 286,042, a decrease of 3% compared to the year ago period and a decrease of 2% compared to the prior quarter.

Balance Sheet, Cash, Debt
As of March 31, 2014, the company had cash and cash equivalents of $10.9 million, a decrease of 26% from $14.7 million at December 31, 2013. As of March 31, 2014, the company had no outstanding debt.

                            SPARK NETWORKS, INC.
                     SEGMENT RESULTS FROM OPERATIONS(5)
           (in thousands except subscriber and ARPU information)

                                                                     Q1 '14
                                                                       v.
                   Q1 2013   Q2 2013   Q3 2013   Q4 2013   Q1 2014   Q1 '13
                  --------  --------  --------  --------  --------  -------

Net Revenue
Jewish Networks   $  6,452  $  6,460  $  6,433  $  6,444  $  6,124     -5.1%
Christian
 Networks            9,908    10,260    10,088     9,989     9,789     -1.2%
Other Networks         815       775       715       667       610    -25.2%
Offline & Other
 Businesses             88        86       125       104        93      5.7%
                  --------  --------  --------  --------  --------  -------
  Total Net
   Revenue        $ 17,263  $ 17,581  $ 17,361  $ 17,204  $ 16,616     -3.7%

Direct Mktg. Exp.
Jewish Networks   $    751  $    776  $    822  $    991  $  1,115     48.5%
Christian
 Networks           11,722    12,866    11,659    11,769    10,104    -13.8%
Other Networks         199       152       123       121       142    -28.6%
Offline & Other
 Businesses             26        31        30        36        25     -3.8%
                  --------  --------  --------  --------  --------  -------
  Total Direct
   Mktg. Exp.     $ 12,698  $ 13,825  $ 12,634  $ 12,917  $ 11,386    -10.3%

Contribution
Jewish Networks   $  5,701  $  5,684  $  5,611  $  5,453  $  5,009    -12.1%
Christian
 Networks           (1,814)   (2,606)   (1,571)   (1,780)     (315)    82.6%
Other Networks         616       623       592       546       468    -24.0%
Offline & Other
 Businesses             62        55        95        68        68      9.7%
                  --------  --------  --------  --------  --------  -------
  Total
   Contribution   $  4,565  $  3,756  $  4,727  $  4,287  $  5,230     14.6%

Average Paying
 Subs.
Jewish Networks     85,200    84,487    83,732    83,175    80,395     -5.6%
Christian
 Networks          186,896   196,598   197,420   192,349   189,251      1.3%
Other Networks      23,435    21,183    19,073    17,236    16,396    -30.0%
                  --------  --------  --------  --------  --------  -------
  Total Avg.
   Paying
   Subs.(6)        295,531   302,268   300,225   292,760   286,042     -3.2%
ARPU(7)
Jewish Networks   $  24.86  $  25.15  $  25.28  $  25.34  $  24.87      0.0%
Christian
 Networks            16.84     16.55     16.07     16.14     16.19     -3.9%
Other Networks       10.84     11.49     12.08     12.44     12.08     11.4%
                  --------  --------  --------  --------  --------  -------
  Total ARPU(7)   $  18.68  $  18.60  $  18.38  $  18.54  $  18.40     -1.5%

               Distribution of New Subscription Purchases(8)

                                Q1 2013  Q2 2013  Q3 2013  Q4 2013  Q1 2014
                                -------  -------  -------  -------  -------

Jewish Networks
  1 month plans                    40.1%    42.2%    40.1%    39.9%    39.5%
  3 month plans                    24.8%    25.0%    27.3%    26.2%    26.7%
  6 month plans                    35.1%    32.8%    32.6%    33.9%    33.8%
                                -------  -------  -------  -------  -------
                                  100.0%   100.0%   100.0%   100.0%   100.0%

Christian Networks
  1 month plans                    47.0%    44.9%    43.6%    43.5%    44.4%
  3 month plans                    23.3%    25.3%    23.1%    25.9%    21.7%
  6 month plans                    29.7%    29.8%    33.3%    30.6%    33.9%
                                -------  -------  -------  -------  -------
                                  100.0%   100.0%   100.0%   100.0%   100.0%

Other Networks
  1 month plans                    57.8%    58.5%    60.8%    57.5%    57.9%
  3 month plans                    15.8%    13.0%    12.6%    12.8%    13.2%
  6 month plans                    26.4%    28.5%    26.5%    29.7%    28.9%
                                -------  -------  -------  -------  -------
                                  100.0%   100.0%   100.0%   100.0%   100.0%

                                  Composition of Average Paying Subscriber
                                                  Base(9)
                                -------------------------------------------

                                Q1 2013  Q2 2013  Q3 2013  Q4 2013  Q1 2014
                                -------  -------  -------  -------  -------

Jewish Networks
First Time Subscribers             25.1%    24.8%    25.3%    24.2%    23.1%
Winback Subscribers                31.7%    31.5%    30.6%    29.9%    29.3%
Renewal Subscribers                43.2%    43.7%    44.1%    45.9%    47.6%
                                -------  -------  -------  -------  -------
Total                             100.0%   100.0%   100.0%   100.0%   100.0%

Christian Networks
First Time Subscribers             55.8%    55.0%    53.8%    52.0%    49.1%
Winback Subscribers                18.0%    18.4%    18.5%    18.9%    19.3%
Renewal Subscribers                26.2%    26.6%    27.7%    29.1%    31.6%
                                -------  -------  -------  -------  -------
Total                             100.0%   100.0%   100.0%   100.0%   100.0%

Other Networks
First Time Subscribers             35.4%    34.3%    33.9%    31.8%    32.1%
Winback Subscribers                21.6%    22.9%    24.7%    24.2%    23.2%
Renewal Subscribers                43.0%    42.8%    41.4%    44.0%    44.7%
                                -------  -------  -------  -------  -------
Total                             100.0%   100.0%   100.0%   100.0%   100.0%

Investor Conference Call
The company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Toll-Free (United States): 1-877-407-0789
International: 1-201-689-8562

In addition, the company will host a webcast of the call which will be accessible in the Investor Relations section of the company's website at www.spark.net or by clicking http://investor.spark.net.

A replay will begin approximately three hours after completion of the call and run until May 26, 2014.

Replay
Toll-Free (United States): 1-877-870-5176
International: 1-858-384-5517
Passcode: 13580619

Safe Harbor Statement:
This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands; continue to depend upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement both cost cutting initiatives and our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:
The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

(1) "Contribution" is defined as revenue, net of credits and credit card chargebacks, less direct marketing.

(2) "Contribution Margin" is defined as Contribution divided by revenue, net of credits and credit card chargebacks.

(3) The company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles in the United States ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for an inter-company loan and the income (loss) recognized from non-cash assets received in connection with a legal judgment.

(4) "Average paying subscribers" are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(5) In accordance with Segment Reporting guidance, the company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The Christian Networks segment consists of the company's ChristianMingle.com, ChristianMingle.co.uk, ChristianMingle.com.au, Believe.com, ChristianCards.net, ChristianDating.com, DailyBibleVerse.com and Faith.com Web sites. The Other Networks segment consists of Spark.com and related other general market Web sites as well as other properties which are primarily composed of sites targeted towards various religious, ethnic, geographic and special interest groups. The Offline & Other Businesses segment consists of revenue generated from offline activities and HurryDate events and subscriptions.

(6) Total Average Paying Subscribers excludes results from the company's HurryDate business due to its relative size.

(7) ARPU is defined as average revenue per user per month. Total ARPU excludes results from the company's HurryDate business due to its relative size.

(8) One month plans may also include a small amount of two month plans. Three month plans may include a small amount of four month plans. Six month plans may include a small amount of twelve month plans.

(9) Represents the type of subscriber comprising the average paying subscribers in that period. First Time Subscribers are defined as those subscribers that have never purchased a subscription from the company for that reporting segment. Winback Subscribers are defined as those individuals who have purchased a subscription from the company for that reporting segment, allowed their subscription to lapse, and subsequently purchased a subscription from the company for that reporting segment. Renewal Subscribers are defined as those subscribers that have auto-renewed a subscription from the company for that reporting segment.

                            SPARK NETWORKS, INC.
                        CONSOLIDATED BALANCE SHEETS
                     (in thousands, except share data)

                                                 December 31,    March 31,
                                                 ------------  ------------
                                                     2013          2014
                                                 ------------  ------------
Assets                                                          (unaudited)
Current assets:
  Cash and cash equivalents                      $     14,723  $     10,938
  Restricted cash                                       1,296         1,279
  Accounts receivable                                   1,569         1,263
  Deferred tax asset - current                             10            11
  Prepaid expenses and other                            1,787         1,800
                                                 ------------  ------------
    Total current assets                               19,385        15,291
Property and equipment, net                             3,901         3,949
Goodwill                                                9,305         9,274
Intangible assets, net                                  2,269         2,259
Deferred tax asset - non-current                          186           157
Deposits and other assets                                 208           212
                                                 ------------  ------------
    Total assets                                 $     35,254  $     31,142
                                                 ============  ============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                               $      1,516  $      1,969
  Accrued liabilities                                   5,761         5,061
  Deferred revenue                                      8,830         8,963
  Deferred tax liability - current portion                526           526
                                                 ------------  ------------
    Total current liabilities                          16,633        16,519
Deferred tax liability                                  1,781         1,784
Other liabilities - non-current                         1,717         1,705
                                                 ------------  ------------
    Total liabilities                                  20,131        20,008
Commitments and contingencies
Stockholders' equity:
Authorized capital stock consists of 100,000,000
 shares of Common Stock, $0.001 par value;
 issued and outstanding: 23,800,958 and
 24,001,937 shares at March 31, 2014 and
 December 31, 2013, respectively:                          24            26
  Additional paid-in-capital                           70,747        69,649
  Accumulated other comprehensive income                  776           775
  Accumulated deficit                                 (56,424)      (59,316)
                                                 ------------  ------------
  Total stockholders' equity                           15,123        11,134
                                                 ------------  ------------
    Total liabilities and stockholders' equity   $     35,254  $     31,142
                                                 ============  ============

                            SPARK NETWORKS, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
              (unaudited, in thousands, except per share data)

                                                        Three Months Ended
                                                             March 31,
                                                       --------------------
                                                          2013       2014
                                                       ---------  ---------

Revenue                                                $  17,263  $  16,616

Cost and expenses:
  Cost of revenue (exclusive of depreciation shown
   separately below)                                      13,657     12,364
  Sales and marketing                                      1,262      1,562
  Customer service                                           703        788
  Technical operations                                       332        341
  Development                                                791        859
  General and administrative                               2,934      2,957
  Depreciation                                               453        517
  Amortization of intangible assets                            -         10
                                                       ---------  ---------
Total cost and expenses                                   20,132     19,398

Operating loss                                            (2,869)    (2,782)
Interest (income) expense and other, net                     (53)        31
                                                       ---------  ---------
Loss before income taxes                                  (2,816)    (2,813)
Provision for income taxes                                   124         79
                                                       ---------  ---------
Net loss                                               $  (2,940) $  (2,892)
                                                       =========  =========

Net loss per share--basic and diluted                  $   (0.14) $   (0.12)
                                                       =========  =========
Weighted average shares outstanding - basic and
 diluted                                                  20,960     23,922
                                                       =========  =========

Stock-based compensation:                               Three Months Ended
(in thousands)                                               March 31,
                                                       --------------------
                                                          2013       2014
                                                       ---------  ---------
Sales and marketing                                    $      34  $      38
Technical operations                                           1          -
Development                                                    4          -
General and administrative                                   149        140

Reconciliation of Net Loss to Adjusted EBITDA: (in      Three Months Ended
 thousands)                                                  March 31,
                                                       --------------------
                                                          2013       2014
                                                       ---------  ---------

Net loss                                               $  (2,940) $  (2,892)
Interest                                                      15         12
Taxes                                                        124         79
Depreciation                                                 453        517
Amortization                                                   -         10
                                                       ---------  ---------
EBITDA                                                    (2,348)    (2,274)
Stock-based compensation                                     188        178
Non-cash currency translation adjustments                    (79)        20
                                                       ---------  ---------
Adjusted EBITDA                                        $  (2,239) $  (2,076)
                                                       =========  =========

For More Information
Investors:
Addo Communications
Laura Bainbridge
laurab@addocommunications.com
310-829-5400